EXHIBIT 25


                                   FORM T-1
                ==============================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                              ------------------

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                              ==================

                     CHECK IF AN APPLICATION TO DETERMINE
                     ELIGIBILITY OF A TRUSTEE PURSUANT TO
                          SECTION 305(B)(2) _______

                              ==================

                   UNITED STATES TRUST COMPANY OF NEW YORK
             (Exact name of trustee as specified in its charter)

               New York                                     13-3818954
    (Jurisdiction of incorporation                       (I.R.S. employer
     if not a U.S. national bank)                       identification No.)

         114 West 47th Street                               10036-1532
          New York, New York                                (Zip Code)
         (Address of principal
          executive offices)

                              ==================

                      Chrysler Financial Company L.L.C.
             (Exact name of obligor as specified in its charter)

               Michigan                                     52-2109803
   (State or other jurisdiction of                       (I.R.S. employer
    incorporation or organization)                      identification No.)

          27777 Franklin Road
         Southfield, Michigan                               48034-8286
(Address of principal executive offices)                     (Zip Code)

                              ------------------

                            Senior Debt Securities
                     (Title of the indenture securities)

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
                                     -2-


                                   GENERAL


1.    General Information

      Furnish the following information as to the trustee:

      (a) Name and address of each examining or supervising authority to which it is subject.
               Federal Reserve Bank of New York (2nd District), New York, New
                   York (Board of Governors of the Federal Reserve System)
               Federal Deposit Insurance Corporation, Washington, D.C.
               New York State Banking Department, Albany, New York

      (b) Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.

2.    Affiliations with the Obligor

      If the obligor is an affiliate of the trustee, describe each such affiliation.

               None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

      Chrysler Financial Company L.L.C. currently is not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15 of Form T-1 are not required under General Instruction B.


16.   List of Exhibits

      T-1.1      --      Organization Certificate, as amended, issued by the
                         State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No.
                         33-97056).

      T-1.2      --      Included in Exhibit T-1.1.

      T-1.3      --      Included in Exhibit T-1.1.

16.   List of Exhibits
      (cont'd)

      T-1.4      --      The By-Laws of United States Trust Company of New
                         York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15,
                         1995 with the Commission pursuant to the Trust
                         Indenture Act of 1939, as amended by the Trust
                         Indenture Reform Act of 1990 (Registration No.
                         33-97056).

      T-1.6      --      The consent of the trustee required by Section
                         321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

      T-1.7      --      A copy of the latest report of condition of the
                         trustee pursuant to law or the requirements of its supervising or examining authority.


NOTE

As of October 13, 1998, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

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Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee,
United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 13th day of October, 1998.

UNITED STATES TRUST COMPANY
       OF NEW YORK, Trustee

By: _______________________
    Patricia Stermer
    Assistant Vice President






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                                                                Exhibit T-1.6

      The consent of the trustee required by Section 321(b) of the Act.

                   United States Trust Company of New York
                             114 West 47th Street
                              New York, NY 10036


September 1, 1995



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
           OF NEW YORK


           ---------------------
By:        S/Gerard F. Ganey
           Senior Vice President

                                                                EXHIBIT T-1.7

                   UNITED STATES TRUST COMPANY OF NEW YORK
                     CONSOLIDATED STATEMENT OF CONDITION
                                June 30, 1998
                               ($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                            $   99,322

Short-Term Investments                                171,315

Securities, Available for Sale                        626,426

Loans                                               1,857,795
Less:  Allowance for Credit Losses                     16,708
                                                   ----------
       Net Loans                                    1,841,087
Premises and Equipment                                 59,304
Other Assets                                          122,476
                                                   ----------
       Total Assets                                $2,919,930
                                                   ==========

LIABILITIES
Deposits:
       Non-Interest Bearing                        $  648,072
       Interest Bearing                             1,646,049
                                                   ----------
          Total Deposits                            2,294,121

Short-Term Credit Facilities                          306,807
Accounts Payable and Accrued Liabilities              144,419
                                                   ----------
       Total Liabilities                           $2,745,347
                                                   ==========

STOCKHOLDER'S EQUITY
Common Stock                                           14,995
Capital Surplus                                        49,541
Retained Earnings                                     107,703
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes                   2,344
                                                   ----------
Total Stockholder's Equity                            174,583
                                                   ----------
    Total Liabilities and
     Stockholder's Equity                          $2,919,930
                                                   ==========


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

July 31, 1998